UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2023

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CHARGE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-41354	90-0471969
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

125 Park Avenue, 25th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 921-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	CRGE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2023, Charge Enterprises, Inc. (sometimes referred to herein as “we,” “us,” “our”, “Company” or similar terms) announced the resignation of Andrew Fox as Chief Executive Officer of the Company, effective August 31, 2023. Mr. Fox will also step down as Chairman of the Board on August 31, 2023, but he will remain as a director. Furthermore, to assist in a seamless transition, Mr. Fox will act as a Strategic Advisor to the Company, as described below.

The Company’s board of directors (the “Board”) also announced that it had appointed Craig Denson, the Company’s Chief Operating Officer, as Interim Chief Executive Officer effective August 31, 2023. Mr. Denson, 61, has been the Chief Operating Officer and a director of the Company since October 2020, the Chief Compliance Officer since November 2021, and was the Interim Chief Financial Officer from January 2021 until September 2021 and the Secretary from December 2021 until October 2022. Prior to its acquisition by the company in 2020, Mr. Denson was the President and CEO of PTGi International Carrier Services, Inc. since May 2012. Mr. Denson joined PTGi in 2009 as Vice President, responsible for the Wholesale and Pre-Paid Telecom divisions in North America. In May 2012 Mr. Denson was promoted to President and CEO of PTGi. Prior to joining the company, Mr. Denson was President and COO of Sigma Software Solutions from 2000 to 2010, an OSS and BSS software company providing billing and CRM software to the telecom industry globally. Prior to Sigma Software, Mr. Denson was Vice President and General Manager of ACS Canada, whereby he led the Telecom ASP software services division from 1996 to 2000. Mr. Denson started his career with PepsiCo in 1986, progressing through the organization and ending as National Sales Manager of two operating divisions before entering the telecom industry in 1999. Mr. Denson holds a business degree from Humber College, is a strategic planner and conceptual thinker, and excels at bringing clarity to complex issues by creating practical solutions to organizational challenges.

In connection with Mr. Denson’s appointment as Interim Chief Executive Officer, James Biehl, the Company’s Chief Legal Officer and Secretary, will assume the role of Chief Compliance Officer.

On August 28, 2023, the Company entered into a Separation and Consulting Agreement with Mr. Fox, pursuant to which Mr. Fox will act as a Strategic Advisor reporting to the Board (the “Consulting Agreement”). The Consulting Agreement has an initial one-year term, subject only to termination for Cause (as defined in the Consulting Agreement), then will continue on a month-to-month basis thereafter, unless terminated by either party on 30 days’ notice (the “Consulting Term”). In consideration for the services provided, the Consulting Agreement provides for monthly payments to Mr. Fox of $45,000 in the first year, then $30,000 a month thereafter (the “Consulting Payments”). In addition, options granted to Mr. Fox under the Company’s 2020 Omnibus Equity Incentive Plan will continue to vest during the Consulting Term and will remain exercisable through their original expiration date, unless the Company terminates the Consulting Agreement for Cause. Mr. Fox will remain a member of the Board, but he will not receive outside director compensation until after the consulting term concludes.

The Consulting Agreement contains customary confidentiality, non-competition and non-solicitation restrictive covenants on Mr. Fox during the Consulting Term (with a one year minimum) as well as mutual non-disparagement obligations and a release of claims by Mr. Fox. For a period of two years from his separation from employment, Mr. Fox agreed to restrict his sale of shares of Company common stock to (1) sales under Rule 144, provided such sales have a floor price of $1.01 for the first year and, in all cases, do not exceed 10% of the daily trading volume of the Company’s common stock and (2) privately negotiated sales in which a purchaser takes restricted shares, subject to reasonable approval rights of the counterparty by the Company.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K

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Item 7.01 Regulation FD Disclosure

On August 29, 2023, the Company issued a press release announcing the changes described in Item 5.02. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

10.1*	Separation and Consulting Agreement, dated August 28, 2023, by and between Charge Enterprises, Inc. and Andrew Fox
99.1	Press Release dated August 29, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Management contract, compensatory plan or arrangement

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned duly authorized.

Dated: August 29, 2023

CHARGE ENTERPRISES, INC.

By:	/s/ Leah Schweller
Leah Schweller
Chief Financial Officer

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